Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-100332 and No. 333-100333) of our report dated February 4, 2003 appearing on page 22 of WCI Communities, Inc. Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
March 3, 2003